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                                                                    EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Employees' Stock Purchase Plan of BindView Development Corporation, of our report dated February 25, 1999, except for note 14 as to which the date is March 1, 1999, with respect to the consolidated financial statements of Netect Ltd. for the year ended December 31, 1998, which included in the Current Report (Form 8-K) of BindView Development Corporation filed with the Securities and Exchange Commission.


Tel-Aviv, Israel                           /s/ KOST, FORER AND GABBAY
February 22, 2000                          KOST FORER & GABBAY
                                           Certified Public Accountants (Israel)